June 14, 2018

Greetings Fellow Shareholders,

We were thrilled to see so many of you at the 2018 Annual Shareholders’ Meeting held at the Bar Harbor Club last month. We always appreciate the opportunity to discuss the accomplishments and initiatives of the past year. We also have the opportunity to update current strategies and headwinds as we continue to solidly position the Company. Our message was centered on our True Community Bank commitment to the communities we call home in our three state footprint and affirmation of our model of balancing growth with earnings. I encourage you to visit our Company website at www.bhbt.com/in-thenews to review the Annual Meeting Presentation discussed at the meeting.

A 7.1% Dividend Increase
As previously announced, on April 24, 2018, the Board of Directors of Bar Harbor Bankshares (“the Company”) declared a quarterly cash dividend of $0.20 per share of common stock, payable June 14, 2018 to shareholders of record as of May 14, 2018. This represents a 7.1% increase to the dividend from the prior quarter; and serves as further confirmation of the successful execution of growth strategies as outlined for our shareholders over the past two years. As we continue to produce earnings that restore tangible book value ahead of the projected earn-back, we feel very strongly about this increase.

Financial Performance
As disclosed in the earnings press release of April 24, 2018, Earnings Per Share was 21% ahead of the same quarter in 2017. We posted an 11% annualized increase in commercial and industrial loan growth despite what is traditionally a slower season for lending. Our pipelines remain robust as we approach the summer months and risk management continues to be front of mind, especially with regard to credit and interest rate risk as competition remains brisk. The Annual Meeting Presentation previously referenced as well as the press release and Form 10-Q, all of which are available on our Company website at www.bhbt.com/shareholder-relations, provide detailed analysis of the first quarter financial results.

Strategic Initiatives
Perhaps the most notable of our many strategic initiatives started during the first quarter 2018 was the successful brand consolidation to bring all retail and commercial business lines under the Bar Harbor Bank & Trust (“BHBT”) name. Completed in April 2018, this is allowing us to operate more efficiently and to improve product delivery to our expanded footprint. With the announcement of our expansion into New Hampshire and Vermont now more than two years passed, our entire company was ready to unify as Bar Harbor Bank & Trust. With the name consolidation complete, we have also announced the development of two new branch locations in greater Manchester, New Hampshire as it represents a major economic center for northern New England and connects our greater Concord and Nashua markets. We continue to weigh product development and branching opportunities throughout our footprint as we seek meaningful cross sale growth and brand proliferation in order to further accelerate our earnings. In future communications, we will provide additional updates on the progress of key initiatives aimed at improving many facets of our business from risk management to customer experience to productivity; each focused on profitably growing the Company.

On behalf of the Bar Harbor Bank & Trust team, we thank you for your continued loyalty and support.

Respectfully,
Curtis C. Simard
President & CEO

Enclosures

This letter contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the “Company”) for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely uncritically on forward-looking statements because they involve significant known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results. Some of the factors that could cause actual results to differ materially from current expectations include, but are not limited to, cyber attacks or other failures in our technology and privacy protection measures, changes in general economic conditions, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within the Company’s markets, changes in the financial condition of Bar Harbor Bank & Trust’s borrowers and other factors discussed in the reports that the Company files with the Securities and Exchange Commission (the “SEC”). The forward-looking statements contained herein represent our judgment as of the date of this letter, and we caution readers not to place undue reliance on such statements. For further information, please refer to the Company’s reports filed with the SEC.